Exhibit 32.2

Certification of
Lon McCain, Chief Financial Officer
of Westport Resources Corporation

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies this quarterly report on Form 10-Q/A (the “Form 10-Q/A”) for the quarter ended March 31, 2003 of Westport Resources Corporation (the “Issuer”).

I, Lon McCain, the Chief Financial Officer of the Issuer certify that to the best of my knowledge:

(i)	the Form 10-Q/A fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: February 5, 2004.

By:	/s/ LON MCCAIN
Name:	Lon McCain
Title:	Chief Financial Officer

Subscribed and sworn to before me
this 5th day of February, 2004.

By:	/s/ DEBRA K. ROGERS
Name:	Debra K. Rogers
Title:	Notary Public

My commission expires: 12/07/05